UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  August 3, 2005

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067

(Address of principal executive offices)
(Zip Code)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 3, 2005, Graphic Packaging Corporation (the “Company”) issued a press release reporting its second quarter 2005 results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Form 8-K pursuant to this Item 2.02 are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 4.02(a).  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On August 3, 2005, the Audit Committee of the Company’s Board of Directors determined that previously issued financial statements and other financial information for the three months ended March 31, 2005 and for the years ended December 31, 2004, 2003 and 2002 and applicable interim quarters should no longer be relied upon and should be restated to reflect adjustments with regard to deferred income taxes.  Historically, the Company has accounted for its deferred tax liability related to goodwill as a reversing taxable temporary difference between book and tax accounting treatments.  Following adoption of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the deferred tax liability related to the Company’s goodwill should have been considered as a liability related to an asset with an indefinite life and could no longer support the realization of deferred tax assets.  Therefore, the Company will record additional deferred tax expense to increase its deferred tax valuation allowance.  The non-cash adjustments increase income tax expense and net loss by $19.1 million, $12.8 million and $37.8 million for the full years 2004, 2003 and 2002, respectively, and $4.9 million in the first quarter of 2005.  These adjustments will have no effect on the Company’s “Credit Agreement EBITDA” (as that term is defined by the Company’s $1.6 Billion Credit Agreement) nor will it have any impact on the Company’s compliance with the covenants in such Credit Agreement.

On August 3, 2005, the Audit Committee of the Company’s Board of Directors and management of the Company reviewed and discussed the adjustments to tax expense and the deferred tax asset valuation account required to correct the error described above.  Representatives of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, also attended the meetings and discussed the matters disclosed in this Current Report on Form 8-K with the Audit Committee.  At the direction of the Audit Committee, the Company has conducted an internal investigation into the matter and believes that the tax accounting errors were inadvertent.  Management is in the process of designing and implementing improvements in its internal control over financial reporting to address the tax accounting errors.

The Company announced the restatement in the earnings release for its second quarter 2005 results.  The Company intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2004 as well as an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 with the Securities and Exchange Commission by August 9, 2005.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits

Exhibit Number	Description

99.1	Press release dated August 3, 2005 reporting second quarter 2005 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date:	August 3, 2005	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary